Exhibit 23.1

                          Independent Auditors' Consent

The Stockholders and Board of Directors
Bogen Communications International, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                              KPMG LLP

Short Hills, New Jersey
April 22, 1999